Exhibit 99.1

Procera Networks Appoints Financial Expert Elizabeth J. Huebner

to its Board of Directors

FREMONT, Calif., September 17, 2012—Procera Networks, Inc. (NASDAQ: PKT), the intelligent policy enforcement company, today announced the appointment of Ms. Elizabeth J. Huebner to its Board of Directors, effective today.

Ms. Huebner has served as a director of Blucora, Inc. (formerly Infospace, Inc.), an online search and tax preparation software company, since May 2009. Prior to retiring in 2006 after a 26-year career in the finance sector, she was chief financial officer at Getty Images, Inc., a provider of visual content and rights services, from 2000 to 2006. Prior to that, she was chief financial officer at Primus Knowledge Solutions, Inc., a software company specializing in knowledge management and self-service.

“We welcome Elizabeth to Procera’s Board of Directors,” said James F. Brear, president and CEO of Procera Networks. “Her extensive financial experience, strong software knowledge, and overall business insight will be invaluable as we continue to grow and invest in our business.”

For more information on Procera Networks, please visit www.proceranetworks.com.

About Procera Networks, Inc.

Procera Networks Inc. (NASDAQ: PKT) delivers Intelligent Policy Enforcement (IPE) solutions designed for carriers, service providers and high-end enterprises to enable proactive quality management; innovative service creation and delivery; detailed business analytics on network utilization and bandwidth consumption; and mitigate security threats. Procera’s PacketLogicTM solutions deliver superior performance, scalability, and functionality to allow personalized services for millions of subscribers as part of the 3GPP Policy and Charging Control architecture. For more information, visit www.proceranetworks.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to the continued growth of Procera Networks, Inc. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2011, and in the subsequently filed quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Press Contact

Fran Lowe, Engage PR for Procera Networks, 510-748-8200 x225, flowe@engagepr.com

Investor Relations Contact

Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com